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                                                                    EXHIBIT 99.4


                    VASCO DATA SECURITY INTERNATIONAL, INC.
                 OFFER TO EXCHANGE SHARES, OPTIONS AND WARRANTS
                                      FOR
                                  VASCO CORP.
                          SHARES, OPTIONS AND WARRANTS
                    (AND ASSOCIATED CORPORATE MATTER CLAIMS)


THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., CHICAGO,
     ILLINOIS TIME, ON _______, 1997, UNLESS THE OFFER IS EXTENDED.
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To Our Clients:

     Enclosed for your consideration are an Offer to Exchange Shares, Options and Warrants (the "Exchange Offer) and a related Letter of Transmittal and Release, pursuant to an offer by VASCO Data Security International, Inc., a Delaware corporation ("New VASCO) and a wholly owned subsidiary of VASCO
Corp., a Delaware corporation ("Current VASCO). The Exchange Offer includes an offer by New VASCO to exchange, on a one-for-one basis, shares of its Common Stock ("New VASCO Common Stock) for shares of Common Stock of Current VASCO ("Current VASCO Common Stock) and the release, by each exchanging holder, of all "Associated Corporate Matter Claims (as defined in the Exchange Offer), upon the terms and subject to the conditions set forth in the Exchange Offer
and in the related Letter of Transmittal and Release.   We are the holder of
record of shares of Current VASCO Common Stock held for your account. A tender of such shares can be made only by us as the holder of record and pursuant to your instructions. IF YOU DECIDE TO EXCHANGE YOUR SHARES, THE ENCLOSED LETTER OF TRANSMITTAL AND RELEASE MUST BE COMPLETED, SIGNED AND RETURNED TO US IN SUFFICIENT TIME TO PERMIT US TO DEPOSIT THE LETTER OF TRANSMITTAL AND RELEASE AND CERTIFICATES FOR YOUR SHARES WITH THE EXCHANGE AGENT PRIOR TO THE OFFER EXPIRATION DATE STATED IN THE BOX ABOVE.

     We request instructions as to whether you wish to have us tender on your behalf any or all of such shares held by us for your account, upon the terms and subject to the conditions set forth in the Exchange Offer and in the related Letter of Transmittal and Release.

YOUR ATTENTION IS INVITED TO THE FOLLOWING:

     (1) The Exchange Offer is on the basis of one share of New VASCO Common Stock for one share of Current VASCO Common Stock and a release, by each exchanging holder, of all Associated Corporate Matter Claims.

     (2) The release contained in the Letter of Transmittal and Release will effect a release of all Associated Corporate Matter Claims you may have even if less than all of your Current VASCO Securities (as defined in the Exchange Offer) are exchanged.

     (3) The Exchange Offer is being made for all outstanding shares of Current VASCO Common Stock.

     (4) The Exchange Offer and withdrawal rights will expire at 5:00 p.m., Chicago, Illinois time, on _________, 1997, unless the Exchange Offer is extended.

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     (5) The Exchange Offer is conditioned upon, among other things, (i) there being validly tendered and not withdrawn prior to the expiration of the Exchange Offer at least 80% of the outstanding shares of Current VASCO Common Stock, and (ii) 80% of the outstanding shares of Current VASCO Series B Preferred Stock.

     (6) The Board of Directors of Current VASCO has unanimously approved the Exchange Offer and believes that the Exchange Offer in the best interests of Current VASCO shareholders.

     (7) Tendering stockholders will not be obligated to pay brokerage commissions or, except as set forth in Instruction 5 of the Letter of Transmittal and Release, transfer taxes on the exchange of shares pursuant to the Exchange Offer.

     The Exchange Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of shares residing in any jurisdiction in which the making of the Exchange Offer or the acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction.

     IF YOU WISH TO HAVE US TENDER ANY OR ALL OF YOUR SHARES OF CURRENT VASCO COMMON STOCK, PLEASE SO INSTRUCT US BY COMPLETING, EXECUTING, DETACHING AND RETURNING TO US THE INSTRUCTION FORM SET FORTH BELOW AND THE LETTER OF TRANSMITTAL AND RELEASE. AN ENVELOPE TO RETURN YOUR INSTRUCTIONS AND THE LETTER OF TRANSMITTAL AND RELEASE IS ENCLOSED. IF YOU AUTHORIZE A TENDER OF YOUR SHARES OF CURRENT VASCO COMMON STOCK, ALL SUCH SHARES WILL BE TENDERED UNLESS OTHERWISE SPECIFIED BELOW. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION OF THE EXCHANGE OFFER.

TEAR HEAR TEAR HEAR
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                                  INSTRUCTIONS
     The undersigned acknowledge(s) receipt of your letter enclosing the Offer to Exchange Shares, Options and Warrants, dated _______, 1997 (the "Exchange Offer ), and a Letter of Transmittal and Release, relating to the offer by VASCO Data Security International, Inc., a Delaware corporation ("New VASCO ) and a wholly owned subsidiary of VASCO CORP., a Delaware corporation ("Current VASCO ) to exchange shares of New VASCO Common Stock on a one-for-one basis for all outstanding shares of Current VASCO Common Stock and a release, by each exchanging holder, of all Associated Corporate Matter Claims.

     This will instruct you to tender to the number of shares of Current VASCO Common Stock indicated below (or, if no number is indicated below, all shares of Current VASCO Common Stock) which are held by you for the account of the undersigned upon the terms and subject to the conditions set forth in the Exchange Offer and in the related Letter of Transmittal and Release furnished to the undersigned.

Dated  _______________, 1997












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